Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No.333-264117 and 333-277883 on Form S-3 of our report dated June 5, 2025, appearing in this Annual Report on Form 11-K of the Kinetik 401(k) Plan for the year ended December 31, 2024.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas
June 5, 2025